UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 5, 2004
(Date of earliest event reported)

TTM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

WASHINGTON
(State or other jurisdiction of incorporation)

0-31285	91-1033443
(Commission File Number)	(IRS Employer Identification Number)

2630 SOUTH HARBOR BOULEVARD SANTA ANA, CALIFORNIA 92704
(Address of Principal Executive Offices)
(Zip Code)

(714) 327-3000
(Registrant’s telephone number, including area code)

Item 9.                                   Regulation FD Disclosure.

The Company is furnishing this Report on Form 8-K pursuant to Regulation FD in connection with the disclosure of textual information from a slide show presentation given at the JPMorgan Technology & Telecom Conference on May 5, 2004.

The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The information included with this Report includes graphic images or slides used in the presentation.  These slides will also be available for viewing at our website located at www.ttmtech.com, although we reserve the right to discontinue that availability at any time.

The information in this Report includes references to “EBITDA.” EBITDA means earnings before interest expense, income taxes, depreciation and amortization. We present EBITDA to enhance the understanding of our operating results.  EBITDA is a key measure we use to evaluate our operations. In addition, we provide our EBITDA because we believe that investors and securities analysts will find EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. However, EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States.

EXHIBITS

Exhibit 99.1                                    JPMorgan Technology & Telecom Conference on May 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 5, 2004	By:	/s/ Stacey Peterson
Stacey M. Peterson
Chief Financial Officer